PROPERTY MANAGEMENT AGREEMENT

THIS AGREEMENT is entered into this 1st day of June, 2014 by and between Allied Design-Build, Inc. (the “OWNER”) and MP Ventures, Inc (“Manager”)

WHEREAS The OWNER is the duly registered and lawful owner of the Real Estate Property for lease hereunder described as follows:

Address(s):

1145-49 N. Austin, Chicago, IL, 610 Hickman Lane, Woodstock, IL, 16W580 luff Road, Hinsdale, IL

WHEREAS the MANAGER is actively engaged as a Property Management company;

WHEREAS the MANAGER agrees to manage the above mentioned property for the OWNER;

NOW THEREFORE both parties bind themselves and agree as follows:

1.    DUTIES AND AUTHORITY OF THE MANAGER

1.1    General Duties and Authority. MANAGER shall have the sole and exclusive duty and authority to fully manage the Property and supervise and direct the business and affairs associated or related to the daily operation thereof, to collect on behalf of OWNER all revenues related to the Property, to pay on behalf of OWNER all expenses of the Property (including payment of all debt service to the mortgage lender with respect to the Property if any) and to execute on behalf of OWNER such documents and instruments as, in the sole judgment of MANAGER, are reasonably necessary or advisable under the circumstances in order to fulfill MANAGER's duties hereunder. Such duties and authority shall include, without limitation, those set forth below.

1.2    Renting Of The Property. MANAGER shall establish policies and procedures for the marketing activities for the Property, and shall advertise the Property through such media as MANAGER deems advisable, including, without limitation, advertising with the Yellow Pages. MANAGER's marketing activities for the Property shall be consistent with the scope and quality implemented by MANAGER at any other properties managed by MANAGER. MANAGER may jointly advertise the Property with other properties owned or managed by MANAGER.

1.3    Repair, Maintenance and Improvements. MANAGER shall make, execute, supervise and have control over the making and executing of all decisions concerning the acquisition of furniture, fixtures and supplies for the Property, and may purchase, lease or otherwise acquire the same on behalf of OWNER. MANAGER shall make and execute, or supervise and have control over the making and executing of all decisions concerning the maintenance, repair, and landscaping of the Property. MANAGER shall, on behalf of OWNER, negotiate and contract for and supervise the installation of all capital improvements related to the

Property; provided, however, that MANAGER agrees to secure the prior written approval of OWNER on all such expenditures, except monthly or recurring operating charges and/or emergency repairs if in the opinion of MANAGER such emergency-related expenditures are necessary to protect the Property from damage.

1.4    Personnel. MANAGER shall select all vendors, suppliers, contractors, subcontractors and employees with respect to the Property and shall hire, discharge and supervise all labor and employees required for the operation and maintenance of the Property. Any employees so hired shall be employees of MANAGER, and shall be carried on the payroll of MANAGER. Employees may include, but need not be limited to, on-site resident managers, on-site assistant managers, and relief managers located, rendering services, or performing activities on the Property in connection with its operation and management. MANAGER shall be responsible for all legal and insurance requirements relating to its employees.

1.5    Service Agreements. MANAGER shall negotiate and execute on behalf of OWNER such agreements which MANAGER deems necessary or advisable for the furnishing of utilities, services, concessions and supplies, for the maintenance, repair and operation of the Property and such other agreements which may benefit the Property or be incidental to the matters for which MANAGER is responsible hereunder.

1.6    Regulations and Permits. MANAGER shall comply in all respects with any statute, ordinance, law, rule, regulation or order of any governmental or regulatory body, having jurisdiction over the Property, respecting the use of the Property or the maintenance or operation thereof, the non-compliance with which could reasonably be expected to have a material adverse effect on OWNER or the Property. MANAGER shall apply for and obtain and maintain, on behalf of OWNER, all licenses and permits required or advisable in connection with the management and operation of the Property.

1.7    Records and Reports of Disbursements and Collections. MANAGER shall establish, supervise, direct and maintain the operation of a system of record keeping and bookkeeping with respect to all receipts and disbursements in connection with the management and operation of the Property. The books, records and accounts shall be maintained at the MANAGER's office or at OWNER's office, or at such other location as MANAGER and OWNER shall determine, and shall be available and open to examination and audit quarterly by OWNER, or its representatives. On or before sixty (60) days after the close of each quarter, MANAGER shall cause to be prepared and delivered to OWNER a monthly statement on a per-Property basis, of receipts, expenses and charges, together with a statement, on a per-Property basis, of the disbursements made by MANAGER during such period on OWNER's behalf.

1.8    Collection. MANAGER shall be responsible for the Billing and Collection of all Accounts Receivable and for payment of all Accounts Payable with respect to the Property and shall be responsible for establishing policies and procedures to minimize the amount of bad debts.

1.9    Legal Actions. MANAGER shall cause to be instituted, on behalf and in its name or in the name of OWNER as appropriate, any and all legal actions or proceedings MANAGER deems necessary or advisable to collect charges, rent or other income due to OWNER with respect to the Property and to oust or dispossess Owners or other persons unlawfully in possession under any lease, license, concession agreement or otherwise, and to collect damages for breach thereof or default thereunder by such Owner, licensee, concessionaire or occupant.

1.10    Insurance. MANAGER shall obtain and maintain in full force and effect the insurance with respect to the Property and the operation of OWNER's and MANAGER's business operations thereat, and MANAGER's employees, as required by law.

1.11    Taxes. During the term of this Agreement, MANAGER shall pay on behalf of OWNER, prior to delinquency, all real estate taxes, personal property taxes, and all other taxes assessed to, or levied upon, the Property. If required by the holder of any note secured by the Property, MANAGER will set aside, from OWNER's funds, a reserve from each month's rent and other income collected, in an amount required by said holder for purposes of payment of real property taxes.

1.12    Limitations on Manager Authority. Notwithstanding anything to the contrary set forth in this Section 1, Manager shall not, without obtaining the prior written consent of Owner:

1.12.1    Rent storage space in the Property by written lease or agreement for a stated term in excess of one year unless such lease or agreement is terminable by the giving of not more than thirty (30) days written notice;

1.12.2    Alter the building or other structures of the Property;

1.12.3    Make any other agreements which exceed a term of one year and are not terminable on thirty day's notice at the will of Owner, without penalty, payment or surcharge;

1.12.4    Act in violation of any Law, or

1.12.5    Violate any term or condition of the Loan Documents if any.

1.13    Deposit of Gross Revenues. All Gross Revenues shall be deposited into a bank account maintained by MANAGER for the benefit of the OWNER. Gross Revenues of the OWNER shall be applied first to the repayment of OWNER’s senior debt with respect to the Property, and then to MANAGER in reimbursement of expenses and for Management Fees as provided under Section 3 below.

1.14    Obligations under Loan Documents and other Material Contracts. MANAGER shall take such actions as are necessary or appropriate under the circumstances to ensure that OWNER is in compliance with the terms of the Loan Documents and any other Material Agreement relating to the Property to which OWNER is a party. Nothing herein contained shall be deemed to obligate MANAGER to fund from its own resources any payments owed by OWNER under the Loan Documents or otherwise be deemed to make MANAGER a direct obligor under the Loan Documents, except as may otherwise be expressly provided therein.

2.    DUTIES OF OWNER. OWNER shall cooperate with MANAGER in the performance of MANAGER's duties under this Agreement and to that end, upon the request of Manager, to provide, at such rental charges, if any, as are deemed appropriate, reasonable office space for MANAGER’s employees on the premises of the Property and to give MANAGER access to all files, books and records of OWNER relevant to the Property. OWNER shall not unreasonably withhold or delay any consent or authorization to MANAGER required or appropriate under this Agreement.

3.    COMPENSATION OF MANAGER

3.1    Reimbursement of Expenses. MANAGER shall be entitled to reimbursement, on a monthly basis, for all out-of-pocket reasonable and customary expenses actually incurred by MANAGER in the discharge of its duties hereunder. Such reimbursement shall be the obligation of OWNER, whether or not Gross Revenues are sufficient to pay such amounts.

3.2    Management Fee. OWNER shall pay to MANAGER as the full amount due for the services herein provided a Monthly Service Fee of Two Thousand and 00/100 Dollars ($2,000/00) (the "Management Fee"). The Management Fee shall be paid promptly, in arrears, within thirty (30) days of OWNER 's receipt of the invoice therefor, which invoice shall be sent from MANAGER to OWNER following the end of each calendar month. Such invoice shall be itemized and shall include reasonable detail. Except as provided in this Section 3, it is further understood and agreed that MANAGER shall not be entitled to additional compensation of any kind in connection with the performance by it of its duties under this Agreement.

 3.3    Inspection of Books and Records. OWNER shall have the right, upon prior reasonable notice to MANAGER, to inspect MANAGER's books and records with respect to the Property, to assure that proper fees and charges are assessed hereunder. MANAGER shall cooperate with any such inspection. OWNER shall bear the cost of any such inspection; provided, however, that if it is ascertained that MANAGER has overcharged OWNER by more than 4% in any given month, the cost of such inspection shall be borne by MANAGER. MANAGER shall promptly reimburse OWNER for any overpayment.

4.    DEFAULT; TERMINATION

4.1    Any material failure by MANAGER or OWNER (a "Defaulting Party") to perform their respective duties or obligations hereunder (other than a default by OWNER  under Section 3 of this Agreement), which material failure is not cured within thirty (30) calendar days after receipt of written notice of such failure from the non-defaulting party, shall constitute an event of default hereunder; provided, however, the foregoing shall not constitute an event of default hereunder in the event the Defaulting Party commences cure of such material failure within such thirty (30) day period and diligently prosecutes the cure of such material failure thereafter but in no event shall such extended cure period exceed ninety (90) days from the date of receipt by the non-defaulting party of written notice of such material default; In addition, following notice to MANAGER of the existence of any such material failure by MANAGER, OWNER shall each have the right to cure any such material failure by MANAGER, and any sums so expended in curing shall be owed by MANAGER to such curing party and may be offset against any sums owed to MANAGER under this Agreement.

4.2     Any material failure by OWNER to perform its duties or obligations under Section 3, which material failure is not cured within ten (10) calendar days after receipt of written notice of such failure from MANAGER, shall constitute an event of default hereunder.

4.3    OWNER shall have the right to terminate this Agreement, with or without cause, by giving not less than thirty (30) days' written notice to MANAGER pursuant to Section 10 hereof. MANAGER shall have the right to terminate this Agreement, with or without cause, by giving not less than ninety (90) days' written notice to OWNER pursuant to Section 10 hereof.

4.4    Upon termination of this Agreement, MANAGER shall promptly return to OWNER all monies, books, records and other materials held by MANAGER for or on behalf of OWNER and shall otherwise cooperate with OWNER to promote and ensure a smooth transition to the new manager and MANAGER shall be entitled to receive its Management Fee and reimbursement of expenses through the effective date of such termination, including the reimbursement of any prepaid expenses for periods beyond the date of termination.

5.    INDEMNIFICATION. MANAGER hereby agrees to indemnify, defend and hold OWNER, all persons and companies affiliated with OWNER, and all officers, shareholders, directors, employees and agents of OWNER and of any affiliated companies or persons (collectively, the "Indemnified Persons") harmless from any and all costs, expenses, attorneys' fees, suits, liabilities, judgments, damages, and claims in connection with the management of the Property and operations thereon (including the loss of use thereof following any damage, injury or destruction), arising from any cause or matter whatsoever, including, without limitation, any environmental condition or matter, except to the extent attributable to the willful misconduct or gross negligence on the part of the Indemnified Persons.

6.    ASSIGNMENT. MANAGER shall not assign this Agreement to any party without the consent of OWNER.

7.    STANDARD FOR PROPERTY MANAGER'S RESPONSIBILITY

MANAGER agrees that it will perform its obligations hereunder according to Industry Standards, in good faith, and in a commercially reasonable manner.

8.    TERM; SCOPE. Subject to the provisions hereof, this Agreement shall have an initial term of one (1) year/s commencing on the date hereof and ending August 1, 2015

9.    HEADINGS. The headings contained herein are for convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

10.    NOTICES. Any notice required or permitted herein shall be in writing and shall be personally delivered or mailed first class postage prepaid or delivered by an overnight delivery service to the respective addresses of the parties set forth above on the first page of this Agreement, or to such other address as any party may give to the other in writing. Any notice required by this Agreement will be deemed to have been given when personally served or one day after delivery to an overnight delivery service or five days after deposit in the first class mail.

11.    SEVERABILITY. Should any term or provision hereof be deemed invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications.

12.    SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted assigns and successors in interest.

13.    ATTORNEYS' FEES. If it shall become necessary for any party hereto to engage attorneys to institute legal action for the purpose of enforcing their respective rights hereunder or for the purpose of defending legal action brought by the other party hereto, the party or parties prevailing in such litigation shall be entitled to receive all costs, expenses and fees (including reasonable attorneys' fees) incurred by it in such litigation (including appeals).

14.    COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15    AMENDMENT AND SUPPLEMENT. Any amendment and supplement to this Agreement shall come into force only after a written agreement is signed by both parties seven (7) days before the start of management. The amendment and supplement duly executed by both parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

16    GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the USA.

    IN WITNESS THEREOF the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

OWNER, ALLIED DESIGN-BUILD, INC.

_________________________

By: Shafic Budron

Its: President

MANAGER, MP VENTURES, INC.

________________________

By: Mark Poretsky

Its: Chief Executive Officer